SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Chalone Wine Group
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                                ================

                                     CHALONE

                                   Wine Group

                                ================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                          THE CHALONE WINE GROUP, LTD.

                              Monday, May 15, 1997


TO ALL SHAREHOLDERS:

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of The CHALONE Wine Group, Ltd., will be held at the Company's executive offices, 621 Airpark Road, Napa, California 94558-6272, on Monday, May 15, 1997, commencing at the hour of 10:00 a.m. local time.

         Shareholders of record as of the close of business on March 20, 1997, will be entitled to vote at the meeting and any adjournments thereof.

         The meeting will be held for the following purposes:

         1.    Election of directors for the ensuing year.

         2.    Approval of the Company's 1997 Stock Option Plan.

         3. Ratification of the appointment of the Company's independent certified public accountants.

         4. Consideration and action on any other matter properly brought before the meeting or any postponement or adjournment thereof.

         Management's proxy and proxy statement are enclosed.

         You are requested to date, complete and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to return it promptly in the envelope which is also enclosed. Shareholders who execute and return proxies retain the right to revoke them at any time prior to the voting thereof.

                                       By Order of the Board of Directors

                                       /s/William L. Hamilton
                                       ----------------------
                                       William L. Hamilton
                                       Secretary

Napa, California
April 11, 1997

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                ================

                                     CHALONE

                                   Wine Group

                                ================


              Acacia Canoe Ridge Vineyard Carmenet Chalone Vineyard
                   Edna Valley Vineyard Chateau Duhart-Milon

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 15, 1997

--------------------------------------------------------------------------------

                     INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The CHALONE Wine Group, Ltd. (the
"Company"), for the 1997 Annual Meeting of Shareholders, to be held May 15, 1997. The proxies solicited are revocable at any time prior to the voting thereof. All properly executed proxies received by the Company and not revoked will be voted as directed or, if no direction is given, will be voted (except where excluded):

         1. For election of management's proposed slate of directors, as described herein, for the ensuing year.

         2.    For approval of the Company's 1997 Stock Option Plan.

         3. For ratification of the appointment of Deloitte & Touche LLP as the Company's certified public accountants.

         The proxies will also be voted in the discretion of the appointed proxyholders on any other matter of business properly brought before the meeting or any postponement or adjournment thereof.

         The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telecommunication by one or more of the Company's directors, officers, and/or employees, at no additional compensation. This Proxy Statement is first being mailed to shareholders of the Company on or about April 11, 1997.

         Pursuant to Section 2.9 of the Company's By-Laws, the record date for the determination of the shareholders of the Company entitled to vote at the Annual Meeting has been fixed at March 20, 1997. The Company had outstanding, as of such record date, a total of 7,648,675 shares of its common stock, its only class of voting securities. At the Annual Meeting, each shareholder will be entitled to one vote for each share held on the record date, except that, for the election of directors, upon request therefor made prior to the commencement of voting, each shareholder will be accorded cumulative voting rights, under which (s)he will be entitled to as many votes as equals the number of shares of stock held, multiplied by the number of directorship positions to be filled (eleven), all of which votes may be cast for a single candidate or distributed among any or all of the candidates in such proportions as each shareholder sees fit.

         Any proxy given pursuant to this solicitation may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or upon oral request at the meeting.

         Under the Company's By-Laws and the laws of the State of California, assuming a quorum (3,824,338 shares) is present, the eleven director-nominees receiving the highest number of affirmative votes of the shares represented and voting will be elected as directors. All other matters require the affirmative vote of a majority of the shares represented and voting at the meeting. The Company will count shares duly represented but abstaining, including broker non-votes, towards the determination of whether a quorum exists.

                  621 Airpark Road, Napa California 94558-6272
                          707.254.4200 Fax 707.254.4201

                              ELECTION OF DIRECTORS
                               (Proxy Item No. 1)

         The Company's Board of Directors consists of 11 persons. The Company is proposing re-election of the present 11 directors. Three of these nominees, Messrs. Istel, Rothschild and Salin, have been designated by Domaines Barons de Rothschild (Lafite) ("DBR") and two nominees, Messrs. Hojel and Plant, have been designated by SFI Intermediate, Ltd. ("SFI"), pursuant to the terms of a voting agreement between the Company, DBR, SFI, and the Company's President, Mr. W. Philip Woodward, as more fully described below under the caption "Voting Agreement."

         At the Annual Meeting, directors will be elected to serve until the 1998 Annual Meeting or until their successors have been duly elected and qualified. Each nominee has consented to be named in this proxy statement and has consented to serve as a director if so elected. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee would for any reason become unable or unwilling to serve, the shares represented by proxies received by the Company will (unless otherwise directed) be voted for the election of such person as the Board of Directors may recommend, in place of the unavailable nominee.

         The eleven nominees are listed in the following section, together with summary biographical information.

Director Nominees

         Richard H. Graff. Age 60. Mr. Graff served as President and Chief Executive Officer of the Company from its formation in June of 1969 until 1974, when he relinquished the presidency to Mr. Woodward, continuing as Chairman of the Board. From 1974 through 1992, he served as the Company's Chief Operating Officer, with overall responsibility for the Company's vineyard and winemaking activities. In February of 1994, he resigned as an employee of the Company in order to pursue other interests. He continues as Chairman of the Board and as a consultant to the Company on an independent-contractor basis. Mr. Graff is a Founder, and Chairman Emeritus of the American Institute of Wine and Food. He has been a director of the Company since its formation in 1969.

         W. Philip Woodward. Age 57. Mr. Woodward joined the Company as Vice President and Chief Financial Officer in 1972 and in 1974 became its President and Chief Executive Officer. He continued as Chief Financial Officer until 1983. He has overall responsibility for all aspects of the Company's operations. He is a director of DBR, the Northern Trust Bank of California, and Hog Island Oyster Company. Mr. Woodward is serving as President and a director of the Marin Theatre Company. He has been a director of the Company since 1972.

         William L. Hamilton. Age 52. Mr. Hamilton joined the Company as Chief Financial and Administrative Officer in September of 1985. In 1986, his title was changed to Vice President, Finance and Administration, and he was also appointed Assistant Secretary. In 1990, he was appointed Executive Vice President of the Company, and in 1996 was appointed Secretary of the Company. He is a trustee of the Marin Community Foundation. He has been a director of the Company since 1986.

         C. Richard Kramlich. Age 61. Mr. Kramlich has, since 1978, been Managing General Partner of New Enterprise Associates, a San Francisco-based venture capital company. He was a director of Carmenet Vineyard, Inc., from its inception until its merger into the Company in 1984. From that date until his election as a director, he served as an Advisor to the Board. He is a director of Ascend Communications, Inc., Macromedia, Corp., Neopath, Inc., Silicon Graphics, Inc., Syquest Technology, Inc., Graphix Zone and Lumisys, Inc. He has been a director of the Company since 1990, and is a member of the Executive and Audit Committees.

         James H. Niven. Age 54. Since 1989, Mr. Niven has been President of Paragon Vineyard Co., Inc., a grape-growing firm located in San Luis Obispo County, California. Paragon is the Company's partner in the Edna Valley Vineyard joint venture. Mr. Niven has, since 1985, been a partner in Niven & Smith, a San Francisco law firm specializing in real estate matters. Mr. Niven has been a director of the Company since 1993.

         Eric de Rothschild. Age 57. Baron Eric de Rothschild has, since 1982, been a Managing Partner of DBR as well as Chairman of one of DBR's major shareholders, Paris Orleans, S.A., a French publicly-held company, Chairman of Francarep, a subsidiary of Paris-Orleans, and Managing Partner of another of DBR's major shareholders, Chateau Lafite Rothschild. DBR holds a significant interest in the Company (see "Shareholding By Other Owners of More Than Five Percent"). Since 1981, Baron Eric de Rothschild has been a partner in Rothschild & Cie. Banque, Paris, and is also a director of N.M. Rothschild & Sons, London, a director of J. I. B., a director of Rothschild Continuation and Chairman of Rothschild Assets Managements. He has been a director of the Company since 1989, and is a member of the Executive Committee.

         Christophe Salin. Age 41. Since 1990, Mr. Salin has been President and a director of DBR, which company he joined in 1985. He is also the Chairman of Domaines Barons de Rothschild (Lafite) Distribution and of Societe de Gestion et d'Assistance Viticole, and a director of Chateau Rieussec, Societe Financiere Viticole, Domaines Barons de Rothschild Developpement, Vina Los Vascos, and Quinta do Carmo, La Viticole de

Participation, and all affiliated companies of DBR. He has been a director of the Company since 1991, and is the Chairman of the Executive Committee.

         Yves-Andre Istel. Age 61. Since 1993, Mr. Istel has served as the Vice Chairman of Rothschild Inc., a New York banking firm. Prior to that, from 1988 through 1993, Mr. Istel was Managing Director of Wasserstein Perella & Co., Inc., a New York banking firm. He is also the Vice Chairman of Rothschild Europe, B.V. and a Director of Rothschild et Cie. Banque, Paris, France. Mr. Istel was appointed a director of the Company in November of 1995.

         Mark A. Hojel. Age 28. Since 1996, Mr. Hojel has served as Marketing Manager of Monte Xanic, a premium winery located in Ensenada, Baja California. Mr. Hojel holds a Masters Degree in Business Administration from the Anderson School at the University of California at Los Angeles and was employed as an Industrial Engineer from January of 1992 through August of 1994 at PGI International. Mr. Hojel was appointed a director of the Company in November of 1995.

         Phillip M. Plant. Age 51. Since 1985, Mr. Plant has served as Senior Vice-President, Manager, of Rauscher, Pierce, Refsnes, Inc., an investment banking and brokerage firm. Mr. Plant is an advisory director of the American National Bank, and an advisory director for Plymouth Mortgage Investments and for Rauscher, Pierce & Clark, London, England. Mr. Plant was appointed a director of the Company in February of 1996, and is a member of the Executive Committee.

         William G. Myers. Age 69. Since 1962, Mr. Myers has served as Chief Executive Officer of Ojai Ranch and Investment Company, Inc., which has agribusiness and investment interests. Mr. Myers currently serves as director of Security Capital Industrial Trust, Security Capital Pacific Trust, S.E.E. International, The Library of Congress, James Madison Council, of Washington, D.C., California Historical Society Foundation, of San Francisco, California, H.C. and R.C. Merritt Trusts, Santa Barbara Botanic Garden, The Nature Conservancy and St. Joseph's Health & Retirement Center Foundation. Mr. Myers has served as a director in the past for Idetek, Inc., Bank of A. Levy, Bradley REIT, Oregon Shakespeare Festival and Santa Barbara Museum of Art. Mr. Myers was appointed a director of the Company in May of 1996, and is a member of the Executive and Audit Committees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

Shareholding Information as to Directors, Director Nominees and Management

         The following table sets forth information respecting security ownership of the Company's no par value common stock, the Company's only class of voting securities, beneficially owned by each of the Company's directors, director nominees and executive officers, and all directors, director nominees and executive officers as a group, as of March 20, 1997.

         The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, respectively, subject to applicable community property laws and to the qualifications contained in the footnotes to the table.

              Name of Beneficial Owner                    Shares Beneficially Owned       Percent of Class
              ------------------------                    -------------------------       ----------------
         W. Philip Woodward(1)                                     454,680                       5.8%

         William G. Myers                                          363,244                       4.7%

         William L. Hamilton(2)                                    120,067                       1.5%

         Richard H. Graff(3)                                        81,080                       1.0%

         Larry M. Brooks(4)                                         51,962                        *

         C. Richard Kramlich(5)                                     40,586                        *

         Robert B. Farver(6)                                        21,081                        *

         Eric de Rothschild(7)                                       7,760                        *

         Christophe Salin(8)                                        10,380                        *

         James H. Niven(9)                                           4,990                        *

         Mark A. Hojel(10)                                           1,760                        *

         Phillip M. Plant(11)                                        1,100                        *

         Yves-Andre Istel(12)                                          760                        *

         All directors, director nominees and                    1,159,450                      14.3%
         executive officers as a group (13
         persons)(13)

 * Less than 1% ownership.

----------------

(1) Includes 13,259 shares held by Mr. Woodward's wife, of which Mr. Woodward disclaims beneficial ownership. Includes 22,100 shares held by trusts of which Mr. Woodward is the beneficiary. Includes 124,500 shares issuable on exercise of options which are vested or will vest within the next 60 days, warrants for the purchase of an aggregate of 42,857 shares collectively held by Mr. Woodward and the aforesaid trusts, and 1,680 shares in the Company's Profit Sharing Plan.

(2) Includes 329 shares held by Mr. Hamilton's wife, of which Mr. Hamilton disclaims beneficial ownership. Includes 100,500 shares issuable to Mr.
     Hamilton on exercise of options which are vested or will vest within the next 60 days. Also includes 1,246 shares in the Company's Profit Sharing Plan held by Mr. Hamilton and 150 shares in the Company's Profit Sharing Plan held by Mr. Hamilton's wife, of which Mr. Hamilton disclaims beneficial ownership.

(3) Includes 81,080 shares issuable to Mr. Graff on exercise of options which are vested or will vest within the next 60 days.

(4) Includes 43,388 shares issuable to Mr. Brooks on exercise of options which are vested or will vest within the next 60 days. Also includes 998 shares in the Company's Profit Sharing Plan held by Mr. Brooks.

(5) Includes 15,880 shares issuable to Mr. Kramlich on exercise of options which are vested or will vest within the next 60 days.

(6) Includes 16,500 shares issuable to Mr. Farver on exercise of options which are vested or will vest within the next 60 days. Also includes 724 shares in the Company's Profit Sharing Plan held by Mr. Farver.

(7) Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by DBR, of which Baron Eric de Rothschild is Managing Partner, which holdings are set forth in the next section, and as to which he disclaims beneficial ownership.

(8) Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by DBR, of which Mr. Salin is President, which holdings are set forth in the next section, and as to he disclaims beneficial ownership.

(9) Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes 10,000 shares held by Paragon Vineyard Co., Inc., of which Mr. Niven is President, as to which Mr. Niven disclaims beneficial ownership.

(10) Includes 760 shares issuable to Mr. Hojel on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by SFI as set forth in the next section, as to which Mr. Hojel disclaims beneficial ownership.

(11) Includes 100 shares held by Mr. Plant's wife, of which Mr. Plant disclaims beneficial ownership.

(12) Includes 760 shares issuable to Mr. Istel on exercise of options which are vested or will vest within the next 60 days.

(13) Includes 406,498 shares issuable on exercise of options which are vested or will vest within the next 60 days, warrants for the purchase of 42,857 shares, and 4,798 shares in the Company's Profit Sharing Plan.

Voting Agreement

         In 1995, DBR, SFI and Mr. Woodward entered into a voting agreement which provides that they will vote their shares (and use their best efforts to have certain others vote their shares) of Company common stock in favor of the other signatories' designees to the Company's Board of Directors, including the nomination of such designees for directorship positions. The agreement provides for a signatory's right to designate one or more nominees, according to the percentage of total shares outstanding then held by the particular signatory, as follows: 26% or greater, three designees; 12%-26%, two designees; and 5%-12%, one designee. The agreement has a five-year term and supersedes a prior 1993 voting agreement among the parties and certain other directors and officers of the Company.

Shareholding By Other Owners of More Than Five Percent

         In addition  to the  foregoing  shareholdings  by  directors,  director nominees and management,  the Company is aware of two other beneficial owners of more than 5% of the Company's  common stock, as described in the following table and  explanatory  paragraphs.  The  information  disclosed  below  is  based  on information  furnished  by the  holders or  contained  in filings  made with the
Securities and Exchange  Commission.  The  percentage  number is based on shares outstanding on March 20, 1997:
                                                                   Shares             Percent of Class
                     Name of Beneficial Owner                Beneficially Owned      Beneficially Owned
                     ------------------------                ------------------      ------------------

         Domaines Barons de Rothschild (Lafite)                 3,871,668(1)               50.6%
         33 rue de la Baume
         75008 Paris, France

         SFI Intermediate, Ltd.                                 1,757,919(2)               22.9%
         5810 East Skelly Drive, Suite 1000
         Tulsa, Oklahoma 74135-6403

-----------------------

1. The holding of DBR consists of 3,097,858 shares held outright, and 773,810 shares acquirable on exercise of warrants.

2. The holding of SFI consists of 1,055,538 shares held outright, and 702,381 shares acquirable on exercise of warrants. SFI Intermediate, Ltd. and Hook Investments, LLC and GHA1 Holdings, Inc. and Phyllis S. Hojel share voting power and the power to dispose or direct the disposition of such shares.

Committees

         Executive Committee. The Company has a five-person Executive Committee, which has specific jurisdiction over employment and compensation matters concerning the Company's senior executive officers, compensation and benefits for other employees and such additional matters customarily handled by such committees. The Committee's membership currently includes Messrs. Kramlich, Rothschild, Salin, Plant, and Myers. The Committee met five times in 1996.

         Audit Committee.  The Audit Committee,  currently  comprised of Messrs.
Kramlich and Myers, concerns itself with the Company's internal accounting controls as well as meeting and conferring with the Company's certified public accountants and reviewing the results of their auditing engagement. The Committee typically meets in March of each year, in conjunction with the annual audit, and so met in 1996.

         Nominating Committee. The Company has no standing nominating committee.

Board Meetings and Director Compensation

         The Company's Board of Directors met four times during 1996. Each director attended at least 75% of the aggregate number of those meetings and the meetings of those committees of which he was a member, with the exception of Messrs. Rothschild and Istel.

         Each director who is not an employee of the Company is compensated on the basis of $500 per year plus $100 for each Board of Directors meeting attended, and receives reimbursement of extraordinary travel costs to attend meetings. No additional compensation is or has been paid for committee participation or special assignments. Non-employee directors also receive quarterly grants of options to purchase the Company's common stock (see
"Approval Of 1997 Stock Option Plan-Automatic Quarterly Grants to Outside Directors"). During 1996, pursuant to the Company's Non-Discretionary Stock Option Plan, which expired on December 31, 1996, the nine non-employee directors received options to purchase a total of 3,040 shares. The exercise price in each instance was the market value of the stock on the date of grant. The weighted average per-share exercise price of all such options was $10.25.

         During 1996, Mr. Graff received $32,500 for consulting services rendered to the Company. In July 1996, the Company and Mr. Graff entered into a Consulting and Non-Competition Agreement for the duration of Mr. Graff's lifetime which provides for annual compensation to Mr. Graff of $10,000 for the first five years, $12,000 for the next five years and $14,000 for the remaining term of the agreement.

                             EXECUTIVE COMPENSATION

         The following table shows compensation paid by the Company for the past three years to its Chief Executive Officer and each other executive officer of the Company (the "Named Executive Officers").

Summary Compensation Table

                                                          Annual                     Long-Term           All Other
                                                       Compensation                 Compensation       Compensation(1)
            Name and                                   ------------                 ------------       --------------
       Principal Position           Year          Salary           Bonus              Options
       ------------------           ----          ------           -----              -------
W. Philip Woodward                  1996         $143,333         $25,000            15,000 shs.           $3,600
President and                       1995         $121,700         $18,000            10,000 shs.           $2,400
Chief Executive Officer             1994         $105,000            --              10,000 shs.              --

William L. Hamilton                 1996         $106,833         $15,800            10,000 shs.              --
Executive Vice-President            1995         $105,300         $10,300             2,500 shs.              --
and Chief Financial Officer         1994         $101,750            --              10,000 shs.              --

Larry M. Brooks                     1996         $100,250         $15,000            10,000 shs.           $4,552
Vice President, Production, and     1995         $ 88,333         $ 5,000            10,000 shs.           $4,620
Managing Director, Acacia Winery    1994         $ 78,958         $  --              10,000 shs.              --

Robert B. Farver                    1996         $ 94,583         $65,776            10,000 shs.           $4,750
Vice President, Sales               1995         $ 85,000         $36,056                --                $4,620
                                    1994         $ 65,000         $28,675                --                   --

----------------------------------

1. Company contributions under the The Chalone Wine Group Ltd. Profit Sharing 401(k) Plan.

Option Grants In 1996

         The following table sets forth certain  information  regarding  options granted during the year ended December 31, 1996 to the Company's Named Executive
Officers.
                                            Percentage of                                  Potential Realizable Value
                                            Total Options      Exercise                    at Assumed Annual Rates of
                               Options        Granted to          or         Expiration     Stock Price Appreciation
           Name               Granted(1)      Employees       Base Price        Date           for Option Term(2)
           ----               ----------      ---------       ----------        ----           ------------------
                                                                                                5%           10%
                                                                                                --           ---
W. Philip Woodward           15,000 shs.        33.4%          $9.50/sh.       2/4/06        $ 90,000     $ 227,250

William L. Hamilton          10,000 shs.        22.2%          $9.50/sh.       2/4/06        $ 60,000     $ 151,500

Larry M. Brooks              10,000 shs.        22.2%          $9.50/sh.       2/4/06        $ 60,000     $ 151,500

Robert B. Farver             10,000 shs.        22.2%          $9.50/sh.       2/4/06        $ 60,000     $ 151,500

-----------------

1. Options are incentive stock options, granted pursuant to the Company's 1987 Stock Option Plan. They became exercisable on February 5, 1997.

2. Potential realizable value is calculated based on an assumption that the price of the Company's common stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Company's common stock and the continued employment of the executive officer holding the option through its vesting period. At 5% annual appreciation from $9.50 over a ten-year term, the stock price would be $15.50. At 10% annual appreciation from $9.50 over a ten-year term, the stock price would be $24.65.

Aggregated Option Exercises in 1996 and Year-End Option Values

         The  following  table  shows  the  number  of  shares   represented  by
outstanding  stock  options  held by each of the  Named  Executive  Officers  at
December 31, 1996.  The closing price of the Company's  common stock at year end was $12.00.
                                                                              Number of         Value of Unexercised
                                                                         Unexercised Options    In-The-Money Options
                                                                             at Year End             at Year End

           Name               Shares Acquired             Value              Exercisable/           Exercisable/
           ----                 on Exercise             Realized            Unexercisable           Unexercisable
                                -----------             --------            -------------           -------------
W. Philip Woodward                  ---                    ---                 109,500/              $ 444,250/
                                                                                15,000               $  37,500

William L. Hamilton                 ---                    ---                  93,000/              $ 382,125/
                                                                                10,000               $  25,000

Larry M. Brooks                     ---                    ---                  33,388/              $ 136,283/
                                                                                10,000               $  25,000

Robert B. Farver                    ---                    ---                   6,500/              $  32,500/
                                                                                10,000               $  25,000

Profit Sharing 401(k) Plan

         The Company's Profit Sharing 401(k) Plan is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code. Under this plan, participating employees (including the Named Executive Officers) may contribute up to 15% of their compensation, but not exceeding the maximum amount allowed under applicable tax laws ($9,500 in 1996), and the Company in its discretion contributes from profits up to 50% of the employee contribution, not to exceed 5% of their compensation. All employees of the Company with one year of service, unless covered by a collective bargaining agreement, are eligible to participate in the 401(k) plan. The Company's contribution is fully vested upon contribution. A portion of the Plan's assets are invested in common stock of the Company. The Company's Edna Valley Vineyard joint venture has a similar plan.

Employee Stock Purchase Plan

         Under the Company's Employee Stock Purchase Plan, pursuant to Section 423 of the Code, all employees with one year of service (including the Named Executive Officers) may contribute up to 10% of their compensation during each 27-month period of the plan. At the end of the period, the participant`s contributions are used to purchase common stock of the Company at 85% of the market price of the stock on the commencement or ending date of the offering period, whichever is lower.

Performance Graph

         The line graph below compares the cumulative total return to holders of the Company's common stock in the five-year period from December 31, 1991, to December 31, 1996, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of the following companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Robert Mondavi Corp., Canandaigua Wine Inc., Adolph Coors Co., Anheuser-Busch Cos., Inc., Brown Forman Corp., Genesee Corp., and R H Phillips Inc. R H Phillips Inc. was added to the peer group for 1996, the first full year that its stock traded publicly. The graph assumes an investment of $100.00 on December 31, 1991 in the Company and in two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                       AMONG THE CHALONE WINE GROUP, LTD.,
                THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP



[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                              12/91   12/92   12/93   12/94   12/95   12/96
                              -----   -----   -----   -----   -----   -----
THE CHALONE WINE GROUP         100      72      67      59      96     123
NASDAQ STOCK MARKET-US         100     116     134     131     185     227
PEER GROUP                     100      98      86      92     123     151



*   $100 INVESTED ON 12/31/91 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

         Compensation decisions are made by the Executive Committee of the Board of Directors, whose current members are: Messrs. Kramlich, Plant, Rothschild, Salin and Myers. Baron de Rothschild and Mr. Salin are, respectively, the Managing Partner and President of DBR. The Company and DBR engaged in certain related transactions which are described in more detail below under the caption "Certain Relationships and Related Transactions."

                COMPENSATION COMMITTEE REPORT ON COMPENSATION OF
                               EXECUTIVE OFFICERS

         General. The Executive Committee of the Board of Directors (the "Committee") performs the functions of a compensation committee and administers the Company's executive compensation program. The Executive Committee is composed entirely of directors who are not employees of the Company.

         The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of shareholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants under the Company's Stock Option Plans. These elements are designed to operate on an integrated basis and together comprise total compensation value.

         The Executive Committee reviews executive compensation in light of the Company's performance during the year. In reviewing the Company's performance during 1996, the Committee considered a variety of factors. Sales increased by 24% for the year, the highest level achieved in the Company's history. Profits increased to a record $2,339,000 for the year as compared to $207,000 in 1995. In reviewing Company performance, the Committee considered these factors as a whole without assigning specific weights to particular factors.

         Base Salary. Base salary levels for the Company's executives are determined by the Committee based on factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), and Company performance (as discussed above). For 1996, base salaries for the named executive officers, including that of the Chief Executive Officer, were established as above.

         Annual Cash Incentives. The annual cash incentive is designed to provide a short-term (one-year) incentive. The Company does not adhere to any firmly established formulas for the award of annual cash incentives. Rather, incentive awards are based on the achievement of corporate and individual performance for the year, including subjective factors. The Summary Compensation Table shows annual cash incentives paid to the Named Executive Officers, including the CEO, for 1996, 1995 and 1994.

         Stock Options. Stock options are designed to provide long-term incentives and rewards tied to the price of the Company's common stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options or shares of stock currently held by an executive is not a factor in determining individual grants, and the Committee has not established any target level of ownership of Company common stock by the Company's executives. However, retention of shares of Company stock by executives is encouraged.

         The Company does not adhere to any firmly established formulas for the issuance of options. The Summary Compensation Table shows the options granted to the Named Executive Officers for the past three years, including the CEO. In determining the size of the grants to the CEO and the other Named Executive Officers, the Committee assessed relative levels of responsibility and the long-term incentive practices of other comparable companies.

         The exercise price of all options granted was equal to the market value of the underlying common stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Company's common stock.

         The foregoing report is given by the members of the Executive Committee, namely:
                                     C. Richard Kramlich
                                       William G. Myers
                                       Phillip M. Plant
                                      Eric de Rothschild
                                       Christophe Salin

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Niven, a director of the Company, is President and shareholder of Paragon Vineyard Co., Inc. ("Paragon"), the Company's partner in the Edna Valley Vineyard Joint Venture (the "Joint Venture") which operates a winery in San Luis Obispo County, California. In December 1996, the Company and Paragon entered into an agreement (the "Amended Agreement") which amended and restated the terms of the Joint Venture. Under the terms of the Amended Agreement, the Company is obligated in the future to make substantial payments in order to maintain its 50% ownership interest in the Joint Venture and to make the term of the Joint Venture perpetual. The Amended Agreement required the Company to pay to Paragon $1,590,000 in 1996 and require the Company to make the following additional payments to maintain the Company's ownership interest: $1,050,000 in each 1997 and 1999 and $850,000 in 2001. In the year 2001, the Company will also have the option to purchase 50% of the brand name, Edna Valley, for $200,000. During 1996, the Company paid Paragon $175,439 under the terms of the pre-existing Joint Venture Agreement to extend the term of the Joint Venture. The Company continued as the managing Joint Venture partner. The Joint Venture's lease with Paragon for the property on which the winery is located was also amended in December 1996 to include additional land and necessary for expansion of the winery facilities. The Joint Venture paid approximately $10,240 to Paragon during 1996 pursuant to the lease.

         Under the terms of a grape purchase agreement, Paragon sells fixed quantities of Chardonnay grapes to the Joint Venture at prices calculated by reference to the average prices paid for Chardonnay grapes in Napa County during the preceding year, with certain adjustments depending on the sugar content of the grapes supplied. Paragon also supplies white wine grapes to the Company's Carmenet Vineyard Facility. During 1996, grape purchase payments to Paragon amounted to approximately $1,948,161 from the Joint Venture and approximately $94,044 from the Company for Carmenet Vineyard.

         Certain directors and nominees have relationships with DBR and SFI. Baron de Rothschild and Mr. Salin are, respectively, the Managing Partner and President of DBR, and Mr. Istel is a director of certain affiliates of DBR. Mr. Mark A. Hojel's mother, Phyllis S. Hojel, is the president and sole director of SFI. Mr. Plant has served as a financial advisor to the Hojel family and is related to the Hojel family by marriage.

         As a result of DBR's investment in the Company, the Company receives an allocation of the wines of DBR, including the wines of Chateau Lafite-Rothschild and Duhart-Milon, for sale primarily to the Company's shareholders. The Company paid approximately $1,112,571 to DBR during 1996 for the purchase of such wines.

         In July 1996, the Company entered into a series of agreements with Richard Graff, who is a director of the Company, and Mr. Graff's affiliates in order to purchase from them approximately 160 acres of land and a single-family home situated on property adjacent to the Chalone Vineyard. Of the total purchase price of $1,192,503, the Company paid $250,000 in cash with the balance of $942,503 being paid by a promissory note secured by the property, bearing interest at 7.03%. In connection with the purchase, the Company agreed to lease the single-family home to Mr. Graff during his lifetime for monthly payments of $833 for five years, $1,000 for the next five years and $1,167 for the remaining term of the lease. As of December 31, 1996, Mr. Graff owed $70,128 on a note to the Company which bears interest at 7% annually. Mr. Graff's 1995 debt of $85,426 was reduced by $15,298 and refinanced as a 7% note. He also owed $27,106 for 1996 transactions.

         In February 1997, the Company purchased from Richard H. Graff, a director of the Company, and from W. Philip Woodward, a director of the Company and the Company's President and Chief Executive Officer, the rights to a book manuscript concerning the history of the Chalone Vineyard. Messrs. Graff and Woodward shared equally in the purchase price of $25,000 cash. In addition, if the book is published by the Company or by a third party, Messrs. Graff and Woodward would be entitled to consideration through the tenth anniversary of the sale in an amount equal to all revenues derived by the Company to the extent that they exceed the Company's direct costs of editing, producing, marketing and distributing the book.

         On February 28, 1996, Director and Chief Financial Officer William L. Hamilton paid to the Company all remaining amounts due pursuant to a loan by the Company to Mr. Hamilton in the principal amount of $96,666.

         In the judgment of the Company, all material transactions between the Company and its directors, officers and principal shareholders, and their affiliates, have been made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and greater-than-ten-percent beneficial owners are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company.

         Based on review of copies of filings received by it and upon written representations from certain reporting persons, the Company believes that during 1996 all of the Company's officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements applicable under Section 16(a) of the Exchange Act.

                       APPROVAL OF 1997 STOCK OPTION PLAN

                               (Proxy Item No. 2)

         On February 10, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "Plan"), subject to shareholder approval. The Plan provides for the grant of stock options to officers and other key employees of the Company (including the Edna Valley Vineyard Joint Venture, so long as the Company is the managing joint venturer of that entity), as well as non-employee directors and consultants, for an aggregate of up to 1,000,000 shares of common stock, plus any shares subject to issuance under the Company's expired 1987 Stock Option Plan or 1988 Non-Discretionary Stock Option Plan that are forfeited to the Company under the terms of such plans.

         The purpose of the Plan is to provide incentives to eligible employees, directors and consultants by providing them with a proprietary interest in the Company. A copy of the Plan is attached hereto. The following summary of certain provisions of the Plan does not purport to be complete and is qualified in its entirety by reference the attached Plan.

Administration of the Plan

         The Plan provides that it shall be administered by the Board of Directors or by the Compensation Committee (the "Committee") of not less than two directors appointed by the Board. To the extent that options granted under the Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code") the Committee will consist of two or more "outside directors" within the meaning of Code Section 162(m).

         The Committee, or the full Board, is authorized to grant awards to eligible employees, directors and consultants, to determine the terms and conditions thereof, to determine which persons meet the requirements with respect to eligibility, and to adopt rules and regulations relating to the Plan. The Plan also provides for automatic quarterly grants to non-employee directors. See "Quarterly Automatic Grants to Outside Directors."

Shares Available Under Plan

         The Plan, which expires on February 9, 2007 unless sooner terminated by the Board, provides for stock options for an aggregate of 1,000,000 shares of common stock. No options have been granted under the Plan, except for automatic grants to non-employee directors on March 31, 1997.

         In addition to the Plan, there are outstanding options for a total of 623,490 and 64,870 shares, respectively, under the 1987 plan and the 1988 plan. The 1987 plan expired on February 20, 1997 and the 1988 plan expired on December 31, 1996.

         Each award under the Plan contains customary anti-dilution provisions which are applicable in the event of a stock dividend, stock-split, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares, the Committee may make such equitable adjustments to the number of shares and the class of shares available under the Plan or to any outstanding award as it shall deem appropriate to prevent dilution or enlargement of rights. Upon termination of any outstanding Plan awards, the shares subject to those awards may again be made the subject of additional Plan awards. Where the exercise price of an option is paid by delivery of shares already owned by the optionee, only the net number of shares issued upon the exercise shall be considered utilized under the Plan. The maximum number of shares which may be the subject of options granted to any one individual in any calendar year is unlimited.

Description of Stock Options

         The Committee will have discretion to grant either "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code) or non-qualified stock options. A further description of these two types of stock options appears below under the heading "Certain Federal Income Tax Consequences." All option grants will be evidenced by written agreements in such form approved by the Committee consistent with the terms of the Plan. The Committee will, subject to the terms and conditions of the Plan, determine the terms and conditions of option grants and the number of shares to be issued pursuant to such options.

         The Committee may, in its discretion, provide that an option may not be exercised in whole or in part for a specified period or periods of time. Generally, options vest one year after the date of grant. Except as so specified, an option may be exercised in whole or in part from time to time for a period of up to ten years from the date of grant. In the discretion of the Committee, an option may become immediately exercisable upon the occurrence of certain events, including upon the death or permanent disability of an optionee or upon a change in control (as defined in the Plan) of the Company. In the event of the optionee's termination of employment with the Company, the option shall also terminate unless extended by the Committee but not beyond the option term. In the event of a merger, sale of assets or certain other corporate transactions, the Plan authorizes the Committee to cancel, or accelerate the exercisability of, options which were exercisable at any time prior to the effective date of such transaction.

         The exercise price of incentive options may not be less than the fair market value of the common stock on the date of grant. Payment of the option price upon exercise of an option shall be in cash or, in the discretion of the Committee, in shares of common stock already owned by the optionee having a fair market value equal to the option price, or any combination of cash and common stock having a combined value equal to the option price. In the discretion of the Committee, an option agreement may also provide for the extension of an interest-bearing loan from the Company to the optionee to finance exercise of an option, provided that the term of the loan does not exceed ten years, the loan is with full recourse to the optionee, and repayment of the loan is secured by the shares so acquired by the optionee. The Plan also provides that the Committee may permit optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program.

         In general, options are transferable only by will or by the laws of descent and distribution and, during the lifetime of the optionee, the option shall be exercisable only by the optionee or by his guardian or legal representative; however, the Committee has the discretion to permit lifetime and death transfers to the extent permitted by SEC Rule 16b-3 as in effect from time to time. Rule 16b-3 was amended recently to permit transferable options, and the Committee is considering allowing the transfer of Plan options.

Automatic Quarterly Grants to Outside Directors

         Under the Plan, each member of the Board who is not an employee of the Company will receive, effective as of the final day of each calendar quarter, an at-market option for a number of shares equal to ten shares per each 100,000 shares of common stock issued and outstanding on that date, rounded down to the nearest 100,000. Thus, based on the 7,655,189 shares outstanding on March 31, 1997, each outside director received an option for 770 shares on that date, subject to shareholder approval of the Plan.

         These automatic option grants are considered a portion of the cash compensation payable to the outside directors. See "Board Meetings and Director Compensation." The options have a term of five years, and become exercisable as to one-third of the shares monthly, so that the options become fully vested one calendar quarter after the grant date. The options do not provide for termination upon termination of director's service with the Company.

         The other material terms governing these automatic option grants are the same as discussed above under "Description of Stock Options." The outside directors shall also be eligible to receive discretionary option grants under the Plan.

         The following  table sets forth the automatic  quarterly  option grants which the outside directors will receive annually under the Plan.
                                                           Shares Subject
                                                        to Options Granted(1)         Exercise Price(2)
                                                        ---------------------         -----------------
          All current directors who are not
          executive officers as a group (seven                  3,080                       $11.00
          persons)

------------------

1. Based on the number of outstanding shares of the common stock on March 31, 1997.

2.   Based on the closing market price on March 31, 1997.

Certain Federal Income Tax Consequences

         The following discussion is based on federal income tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Plan. No information is provided herein with respect to estate, inheritance, or state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any of the acquired shares under those laws. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

         Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option is taxable to the employee receiving the option. If the employee holds the stock purchased upon exercise of an incentive stock option for at least one year after the purchase of the stock and until at least two years after the option was granted, his or her sale of the shares will produce long-term capital gain or loss, and the Company will not be entitled to any tax deduction. However, if the employee sells or otherwise transfers the stock before these holding periods have elapsed, he or she will generally be taxed at ordinary income rates on the sale in the amount of the excess of the fair market value of the stock when the option was exercised over the option exercise price, and the Company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss as the case may be.

         Non-Qualified Options. Although the grant of non-qualified stock options under the Plan is not generally taxable to the optionee, upon exercise the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price, and the Company will be entitled to a tax deduction in the same amount. The amount included in an individual's income as a result of the exercise of a non-qualified option will be treated as his or her basis in the shares acquired, and any remaining gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

         Excess Parachute Payments. Where the terms of the agreements pursuant to which specific awards made under the Plan provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

         Alternative Minimum Tax. The amount by which the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price of the shares is included in the calculation of "alternative minimum taxable income" of the optionee. The alternative minimum tax imposed on individual taxpayers is equal to the amount by which 26% of alternative minimum taxable income (28% for alternative minimum taxable income in excess of $175,000) exceeds the regular federal income tax rate for a taxable year. For minimum tax purposes, the basis of stock acquired through the exercise of an incentive stock option equals the fair market value taken into account in determining the amount of the alternative minimum taxable income. A portion of a taxpayer's minimum tax attributable to certain items (including the spread on the exercise of an incentive stock option) may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative tax.

         Section 162(m) Compensation Deduction Limitation. Stock options, SARs and performance-based restricted stock granted under the Plan are intended to be "performance-based compensation" and therefore not subject to the deduction limitation of Code Section 162(m).

Accounting

         The Company has elected to be governed by Accounting Principles Board Opinion No. 25, so that there is no earnings charge in connection with the grant or exercise of at-market stock options granted under the Plan. Effective for 1996, the financial Accounting Standards Board Statement No. 123 requires companies to show in a footnote to their annual financial statements, the pro forma effect that option grants would have had on earnings if the "value" of the stock options granted that year were treated as compensation expense. See "Note K - Stock Based Compensation", of the "Notes to Financial Statements" in the Company's 1996 annual report to the shareholders. In addition, the Plan options for 6,930 shares granted to the directors on March 31, 1997, which are subject to shareholder approval, will be subject to an earnings charge to the extent the market price on the date of shareholder approval exceeds the exercise price of the options.

Amendment of the Plan

         The Plan may be terminated or amended by the Board at any time; however, any modification or amendment requiring shareholder approval under SEC Rule 16b-3, the Internal Revenue Code or the rules of the Nasdaq National Market or any stock exchange on which the common stock is traded will be subject to shareholder approval within one year of the adoption of such amendment.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE PLAN AND RECOMMENDS THAT YOU VOTE "FOR" APPROVING THE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND VOTED WITH RESPECT TO THIS PROPOSAL, IF A QUORUM IS PRESENT, IS REQUIRED TO APPROVE THE PLAN.

                  RATIFICATION OF APPOINTMENT OF THE COMPANY'S
                          CERTIFIED PUBLIC ACCOUNTANTS

                               (Proxy Item No. 3)

         The Board of Directors has reappointed Deloitte & Touche LLP as the Company's independent certified public accountants for the year ending December 31, 1997. Deloitte & Touche LLP and its constituent predecessor, Touche Ross & Co., have been the Company's certified public accountants since 1986.

         Although not required by California law, the Company makes a practice of seeking shareholder ratification of the appointment of the Company's auditors at each annual meeting. In the event the necessary vote is not obtained, the matter will be returned to the Board of Directors for consideration of alternatives.

         Representatives of Deloitte & Touche LLP are expected to be in attendance at the Annual Meeting, with the opportunity to make a statement if they so desire and to be available to respond to shareholders' questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPOINTMENT OF THE COMPANY'S CERTIFIED PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

         The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.

                              FINANCIAL STATEMENTS

         Shareholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Annual Report on Form 10-K, concurrently being provided.

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 1998 ANNUAL MEETING

         Any proposal which a shareholder wishes to have presented at the 1998 Annual Meeting and included in the Company's proxy statement for such meeting must be received by the Company, at its principal executive office, 621 Airpark Road, Napa, California 94558-6272, no later than January 15, 1998. Proposals should be addressed to the attention of Mr. William L. Hamilton, Executive Vice President and Secretary.

April 11, 1997                             By Order of the Board of Directors

                                           /s/William L. Hamilton
                                           ----------------------
                                           William L. Hamilton
                                           Secretary

A COPY OF THE COMPANY'S MOST CURRENT ANNUAL REPORT IS CONCURRENTLY BEING PROVIDED TO EACH SHAREHOLDER.

                          THE CHALONE WINE GROUP, LTD.

                             1997 STOCK OPTION PLAN


                                February 10, 1997



                                    ARTICLE I

                                     GENERAL


         1.1 Purpose of the Plan. The purpose of this Stock Option Plan (the "Plan") is to attract and retain officers and other key employees, as well as non-employee directors and consultants, of the Company, to encourage them to devote their utmost effort and skill to the advancement and betterment of the Company, and to afford them the opportunity to acquire a continuing stock ownership interest in the Company, thereby providing them a proprietary interest in the success of the Company.


         1.2 Definitions. As used in the Plan and the related stock option agreements, the following terms will have the meanings stated below:


                  (a) "Board" means the Board of Directors of the Company.


                  (b) "Company" means The Chalone Wine Group, Ltd., a California corporation.


                  (c) "Code" means the Internal Revenue Code of 1986, as amended.


                  (d) "Committee" means the Compensation Committee appointed by the Board to administer the Plan, consisting of not less than two members of the Board. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason. If the Board has not established a committee to administer the Plan, reference herein to the "Committee" shall refer to the Board.


                  (e) "Consultant" means any person, including an advisor, engaged by the Company or an affiliate to render services, but shall not include employees or Directors who are paid only a director's fee or who are not compensated by the Company for their services as Directors.


                  (f) "Director" means a member of the Board.


                  (g) "Employee" means any person employed by the Company, including officers and Directors (but excluding consultants). Neither service as a Director nor payment of a Director's fee shall be sufficient to constitute "employment" by the Company.


                  (h) "Exchange Act" means the Securities Exchange Act of 1934.


                  (i) The "Fair Market Value" of a Share on any date shall be determined by the Committee based on the price per Share quoted on the principal trading market for the Shares.


                  (j) "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code.


                  (k) "Non-qualified Stock Option" or "NQSO" means an Option that is not intended to qualify as an ISO.


                  (l) "Option" means an option to purchase Shares and shall be either an ISO or an NQSO.

                  (m) "Option Agreement" means the written agreement between the Company and an Optionee pursuant to which an Option may be granted. The Committee shall determine the terms of each Option Agreement, subject to the terms and conditions of the Plan.


                  (n) "Optionee" means the holder of an Option.


                  (o) "Option Price" means the price to be paid for Shares upon exercise of an Option, in accordance with Article II or III, as applicable.


                  (p) "Outside Director" means a member of the Board who is not an Employee or an officer of the Company.


                  (q) "Shares" means shares of common stock, without par value, of the Company.


                  (r) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.


         1.3      Administration of Plan.


                  (a) The Plan shall be administered by the Committee, or the full Board acting in lieu of the Committee. Subject to the provisions of the Plan, the Committee's authority shall include determination of:


                           (i) The persons to whom Options shall be granted;


                           (ii) The number of Shares to be covered by an Option;


                           (iii) Whether and to what extent an Optionee may use already-owned Shares in payment of the Option Price upon exercise of Options;


                           (iv) Which Options granted to Employees shall be ISOs
                  and which shall be NQSOs;


                           (v) The Option Price;


                           (vi) The period and  conditions,  if any, under which
                  each Option shall vest or be exercisable; and


                           (vii)  The  terms  and   conditions   of  the  Option
                  Agreement between the Company and each Optionee.


                  (b) The Committee's decision construing, interpreting and administering the Plan shall be conclusive and binding on all parties. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or to any Option granted pursuant to the Plan.


         1.4 Eligibility. The individuals who shall be eligible to participate in the Plan shall be those key salaried Employees, Consultants and Outside Directors of the Company, or of any Subsidiary, as the Committee shall determine. Eligible individuals may also, in the discretion of the Committee, include employees of Edna Valley Vineyard Joint Venture, so long as the Company is the managing joint venturer of such entity. Incentive Stock Options may be granted only to Employees. Non-Qualified Stock Options may be granted to Employees, Consultants and Outside Directors. Options may be granted to the same eligible person on more than one occasion.


         1.5 Date of Grants Under Plan. The date of grant of an Option to an Employee or a Consultant hereunder shall be deemed to be the date of action by the Committee, notwithstanding that issuance may be conditioned on the execution of an Option Agreement. The date of grant of an Option to an Outside Director hereunder shall be deemed to be (i) the date of automatic grant in the case of a non-discretionary grant of an Option pursuant to Section 3.1 and (ii) the date of action by the Committee in the case of a discretionary grant of an Option pursuant to Section 3.2, notwithstanding that issuance may be conditioned on the execution of an Option Agreement.

         1.6 Transferability. Except as permitted by the Committee in any Option Agreement in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, Options under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative. This restriction shall apply to all Optionees receiving grants under the Plan, whether or not the Optionee is subject to Section 16(b).

         1.7 Shares Subject to Plan. The maximum number of Shares which may be issued under the Plan shall be 1,000,000, plus any Shares subject to issuance under the Company's 1987 Stock Option Plan or the Company's 1988 Non-Discretionary Stock Option Plan that are forfeited to the Company under the terms and conditions of such plans or the option agreements issued thereunder. The maximum number of Shares which may be issued under the Plan is subject to adjustment in accordance with Section 4.4. In the event that any outstanding Option shall expire or terminate for any reason, the Shares allocable to the unused or forfeited portion of that Option may again be available for additional grants under the Plan. In the event of an Optionee's delivery of already-owned Shares in payment of the Option Price, or a portion of it, only the net number of Shares issued upon exercise of the Option shall be considered issued under the Plan for the purposes of this Section 1.7.

         1.8 Effective Date and Term of Plan. The Plan shall be effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company. The Board may terminate the Plan at any time. If not sooner terminated by the Board, the Plan will expire on February 9, 2007. Expiration or termination of the Plan will not affect the validity or subsequent exercise of any Options then outstanding.

                                   ARTICLE II

               STOCK OPTIONS GRANTED TO EMPLOYEES AND CONSULTANTS


         The provisions of this Article II shall govern Options granted to Employees and Consultants.


         2.1 Option Agreements. The grant of an Option shall be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, the restrictions on transfer, whether the Option is intended to be an ISO or an NQSO (in the case of Employees), and such other terms and conditions as the Committee shall determine consistent with the Plan.

         2.2 Option Price. The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but in the case of an ISO shall not be less than the Fair Market Value of the Shares on the date of grant.

         2.3 Duration of Option. No Option shall be exercisable after the expiration of ten years from the date of grant.

         2.4 Date of Exercise. Any Option may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which an Option may be exercised by the Optionee. In the discretion of the Committee, an Option which is subject to vesting may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon the occurrence of a change of control of the Company. For purposes of the Plan, a change of control shall be deemed to occur if any person or group together with its affiliates and associates (other than the Company or any of its Subsidiaries or employee benefit plans), after the effective date of the Plan, acquires direct or indirect beneficial ownership of 33 1/3 percent or more of the then outstanding Shares or commences a tender or exchange offer for 33 1/3 percent or more of the then outstanding Shares. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

         2.5 Method of Exercise. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan.

         2.6 Payment of Option Price. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash or, as specified in the Option Agreement or as otherwise permitted by the Committee at the time of exercise, (i) by delivering to the Company already-owned Shares having a Fair Market Value equal to the Option Price on the date of exercise, (ii) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells some or all of the Shares to which the exercise relates or holds them as collateral for a margin loan, delivers proceeds equal to the Option Price to the Company, and delivers the remaining proceeds to the Optionee, or (iii) by any combination of cash, already-owned Shares or such cashless exercise methods having a combined value equal to the Option Price. In the discretion of the Committee, already-owned Shares must have been owned by the Optionee at the time of exercise for at least the period of time specified by the Committee (which generally shall be not less than six months). Whenever payment of the Option Price would require delivery of a fractional Share, the Optionee shall deliver the next lower whole number of Shares and a cash payment shall be made by the Optionee for the balance of the Option Price.

         2.7 Option Exercise Loans. An Option Agreement may provide for the extension of a loan from the Company to the Optionee to finance exercise of the Option, subject to Committee approval at the time of exercise. Any such loan shall have a term that does not exceed ten years, shall be secured by a pledge of the Shares acquired pursuant to exercise of the Option, shall be with full recourse against the Optionee, shall bear interest at rates determined by the Committee, and shall contain such other terms and conditions as the Committee shall determine consistent with the Plan.

         2.8 Termination of Employment. Options may terminate immediately upon termination of an Optionee's employment with the Company for any reason, or may remain exercisable for such additional period and to such extent as is determined by the Committee, but not beyond the original option term.

                                   ARTICLE III

                   STOCK OPTIONS GRANTED TO OUTSIDE DIRECTORS

         The provisions of this Article III shall govern Options granted to Outside Directors.

         3.1 Automatic Quarterly Grants of Options. Effective on the final day of each calendar quarter, a grant of an NQSO to purchase Shares equal to (10) shares per each 100,000 Shares issued and outstanding as of such date rounded down to the nearest 100,000 Shares shall be made to each person who on that date is an Outside Director.

         3.2 Discretionary Grants of Options. Directors shall also be eligible to receive discretionary grants of Options, at such times and with respect to such number of Shares as the Committee shall determine.

         3.3 Non-Exclusivity. Options granted to Outside Directors hereunder shall be in addition to, and not in lieu of, any cash compensation otherwise payable to the members of the Board.

         3.4 Option Agreements. The grant of an Option to an Outside Director under this Article III shall be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, the restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

         3.5 Option Price. The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value of the Shares on the date on which the Option is granted.

         3.6 Duration of Option. No Option shall be exercisable after the expiration of five years from the date of grant.

         3.7 Date of Exercise. Each Option granted pursuant to Section 3.1 shall vest and become exercisable as to 1/3 of the Shares subject to the Option on the last day of each month following the grant date of the Option, so that such Option shall have become fully vested one calendar quarter after the grant date. Each Option granted pursuant to Section 3.2 may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which the Option may be exercised. In the discretion of the Committee, Options granted under Sections 3.1 and 3.2 may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon the occurrence of a change of control of the Company (as such term is defined in Section 2.4).

         3.8 Method of Exercise. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan.

         3.9 Payment of Option Price. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in accordance with the terms and conditions set forth in Section 2.6.

         3.10 Termination of Director Status. Options may terminate immediately upon termination of an Optionee's service with the Company for any reason, or may remain exercisable for such additional period and to such extent as is determined by the Committee, but not beyond the original term.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger or facsimile transmission, addressed


                  (a)      if to the Company, at

                           The Chalone Wine Group, Ltd.
                           621 Airpark Road
                           Napa, CA 94558
                           Attn:  Secretary

                  (b) If to an Optionee, at the last address shown on the Company's personnel records, or


                  (c) to such address as either party shall later designate by notice to the other.


         4.2 Amendment or Termination. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect. Amendments to the Plan shall be subject to shareholder approval to the extent required to comply with (a) the exemption to the short-swing profit provisions of Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder, (b) the exclusion for performance-based compensation under Internal Revenue Code Section 162 (m), or (c) the rules and regulations of any securities exchange on which the Shares are listed or traded. The Board may also modify or amend the terms and conditions of any outstanding Option, subject to the consent of the holder and consistent with the provisions of the Plan.

         4.3 Leave of Absence. The Committee shall be entitled to adopt such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence from the Company taken by the recipient of any grant under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment with the Company within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

         4.4 Recapitalization. In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change shall be made with respect to the total number of Shares in respect of which Options may be granted under the Plan, the number of Shares covered by each outstanding Option and the Option

Price per Share under each Option; however, any fractional shares resulting from any such adjustment shall be eliminated.

         4.5 Reorganization. If the Company merges or consolidates with another corporation and is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of any outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Option may be exercised;
(b) the Committee may in its discretion waive any limitations set out in or imposed pursuant to this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding Options which are exercisable at any time prior to the effective date of any merger, consolidation, liquidation, sale or other disposition may be canceled by the Committee in its discretion, as of such effective date.

         4.6 General Restriction. Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the related Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Option restricting disposition of Shares, is necessary or desirable as a condition of, or in connection with, the making of an Option or the issue or purchase of Shares thereunder, then such grant shall not be effective in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         4.7 Withholding Taxes. The Company, with the approval of the Committee as set forth in the applicable Option Agreement, may, at the request of an Optionee, retain Shares which would otherwise be delivered to the Optionee upon exercise of an Option to satisfy any withholding tax liability that may result from such exercise or vesting. The Shares shall be valued for this purpose at their Fair Market Value on the date of the exercise or vesting, as the case may be.

         4.8 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Optionee the right to continue in the employment or service of the Company, nor affect any right which the Company may have to terminate the employment or service of such person.

         4.9 Rights as Shareholder. No Optionee shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

         4.10 Special Rules for 10% Holders. No person shall be eligible for the grant of an ISO if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its affiliates, unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the date of grant and the Option is not exercisable after the expiration of five
(5) years from the date of grant.

         4.11 Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                              --------------------

                                                                      APPENDIX B

                          THE CHALONE WINE GROUP, LTD.
P
R              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X               For Annual Meeting of Shareholders, May 15, 1997
Y

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, shareholder(s) of THE CHALONE WINE GROUP, LTD. do(es) hereby appoint W. PHILIP WOODWARD and
WILLIAM HAMILTON, and each of them, proxies, each with full power of substitution, for and in the name and stead of the undersigned at the Annual Meeting of Shareholders of THE CHALONE WINE GROUP, LTD., to be held on May 15, 1997, and at any and all postponement or adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for director named in item 1 and FOR item 2. It will also be voted in the discretion of the proxyholders on any other matter of business properly coming before the Meeting. In the event that any nominee for director is unable or declines to serve as a director, this Proxy will be voted for any nominee who shall be designated by the Board of Directors.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
                  (Continued and to be signed on reverse side)

                                 R-E-V-E-R-S-E

[ X ] Please mark
      votes as in
      this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. ELECTION OF DIRECTORS:                                        3. Ratification of appointment       FOR     AGAINST     ABSTAIN
Nominees: Richard H. Graff, W. Philip Woodward,                  of Deloitte & Touche LLP as         [   ]     [   ]       [   ]
William L. Hamilton, C. Richard Kramlich, James H.               the Company's independent
Niven, Eric de Rothschild, Christophe Salin, Yves-               certified public accountants.
Andre Istel, Mark A. Hojel, Phillip M. Plant, William
G. Myers                                                         PLEASE PROMPTLY MARK, SIGN,    MARK HERE FOR   [   ]
                                                                 DATE AND RETURN THIS PROXY     ADDRESS CHANGE
[   ] FOR the nominees        [   ] WITHHOLD authority           IN THE ENVELOPE PROVIDED.      AND NOTE AT
      listed above (except          to vote for all                                             LEFT
      as marked to the              Nominees listed above.
      contrary below).                                           This proxy revokes any and all other proxies hertofore given by the undersigned.
To withhold authority to vote for any individual Nominee,
write that Nominee's name in the space provided below.           Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as
__________________________________________________________       attorney, executor, administrator, trustee, guardian or in a fiduciary capacity, please give full title as such. If a
2. FOR Approval of the Company's 1997 Stock Option               corporation, please sign in full corporate name by President
   Plan.                                                         or authorized person. If a partnership, please sign in
                                                                 partnership's name by authorized person.
                   FOR     AGAINST     ABSTAIN
                  [   ]     [   ]       [   ]                    Signature:_____________________________  Date: _____________

                                                                 Signature:_____________________________  Date: _____________
                                                                              (If held jointly)

                                                     R-E-V-E-R-S-E
